UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 3, 3009

Law Enforcement Associates Corporation
(Exact name of registrant as Specified in its charter)

Nevada	0-49907	56-2267438
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2609 Discovery Drive, Suite 125, Raleigh, NC 27616
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (919) 554-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 26, 2009, Barbara Wortley gave notice to the Company of her demand pursuant to paragraph 12 of the Asset Purchase Agreement dated September 28, 2007 between Advanced Vehicle Systems, LLC, Wortley and the Company that the Company was obligated to purchase her 1,200,000 shares of the common stock of the Company on or before August 1, 2009 at a price of $1.25 per share.  The obligation of the Company has been previously reported in our filings.  In response to the demand, Paul Feldman, President of the Company, met with Mrs. Wortley’s husband in an attempt to reach a compromise and settlement on the matter.  Mr. Feldman presented an offer to Mr. Wortley to which Mr. Wortley responded with a counter demand on the Company.  As of the date hereof, the Company failed to reach an agreement with Mrs. Wortley and as such, is in default of its obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Law Enforcement Associates Corporation (Registrant)

Dated: August 3, 2009	By:	/s/ Paul Feldman
Paul Feldman, President